UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ACADEMY FUNDS TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Chestnut Street, Suite 512, Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                     None
(Title of class)

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series identified below of Academy Funds Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 17 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-146827; 811-22135), which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed that relates to the series is hereby also incorporated by reference herein.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

Innovator IBD® 50 Fund                                                                                                47-2174009

Item 2.	Exhibits

1.           The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(1) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-146827; 811-22135), as filed with the Securities and Exchange Commission via EDGAR on October 19, 2007.

2           The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(2) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-146827; 811-22135), as filed with the Securities and Exchange Commission via EDGAR on October 19, 2007.

3.           The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(1) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-146827; 811-22135), as filed with the Securities and Exchange Commission via EDGAR on October 19, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 1st day of April, 2015.

ACADEMY FUNDS TRUST

By:           /s/ David Jacovini
Name:      David Jacovini
Title:        President